Exhibit 5.1

March 20, 2014

TherapeuticsMD, Inc.

6800 Broken Sound Parkway NW

Third Floor

Boca Raton, FL 33487

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel to TherapeuticsMD, Inc., a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3 (File No. 333-193558) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2014 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on February 3, 2014, the preliminary prospectus supplement dated March 18, 2014 (the “Preliminary Prospectus Supplement”), and the final prospectus supplement dated March 20, 2014 (the “Final Prospectus Supplement,” together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”), filed with the Commission under Rule 424(b) of the Securities Act, relating to the proposed offering (the “Offering”) of up to 10,350,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which includes an option granted to the Underwriters (as defined below) to purchase 1,350,000 shares of the Company’s Common Stock (the “Shares”), all of which are being offered by the Selling Stockholders (as defined below). The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.     The Amended and Restated Articles of Incorporation of the Company, as amended and restated to date;

B.     The Bylaws of the Company, as amended to date;

C.     The Registration Statement;

D.     The Prospectus Supplement;

GREENBERG TRAURIG, LLP  —  ATTORNEYS AT LAW  —  WWW.GTLAW.COM

2375 East Camelback Road, Suite 700  —  Phoenix, Arizona 85016  —  Tel 602.445.8000  —  Fax 602.445.8100

TherapeuticsMD, Inc.

March 20, 2014

E.	The Underwriting Agreement, dated March 20, 2014 (the “Underwriting Agreement”), by and among Jefferies LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the underwriters named therein (collectively, the “Underwriters”), the Company, and the selling stockholders named in Schedule A thereto;

F.	The resolutions of the Board of Directors of the Company and the Pricing Committee relating to the approval of the filing of the Registration Statement and transactions in connection therewith, including the Offering; and

G.	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal securities laws of the United States of America and the substantive laws of the state of Nevada, including interpretations of such laws and reported judicial decisions relating thereto. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed on March 20, 2014 and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP